Registration No. 33-

As filed with the United States Securities and Exchange Commission on May 4, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOLSON COORS BREWING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	84-0178360
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 1555 Notre Dame East, Montréal, Québec, Canada	80202 H2L 2R5
(Address of Principal Executive Offices)	(Zip Code)

Molson Coors Brewing Company Incentive Compensation Plan

(Full title of the plan)

Samuel D. Walker

Global Chief Legal Officer and Secretary

1225 17th Street, Suite 3200

Denver, CO 80202

(Name and address of agent for service)

303-927-2337

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Title of Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Class B Common Stock, $. 01 Par Value	5,000,000	$42.825	(2)	$214,125,000	(2)	$15,267.12

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of shares as may become issuable upon any stock split, stock dividend or similar transaction with respect to the shares being registered hereunder.

(2) Estimated in accordance with Rules 457(c) and (h) under the Securities act, solely for the purpose of calculating the registration fee.  The price of $42.825 per share represents the average of the high and low prices of our common stock as reported by the New York Stock Exchange on April 28, 2010.

EXPLANATORY NOTE

A Registration Statement on Form S-8 (File No. 333-124140) was filed with the Securities and Exchange Commission (the “Commission”) on April 18, 2005 covering the registration of 5,000,000 shares of Common Stock under the Molson Coors Brewing Company Incentive Compensation Plan (the “Plan”).  Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 5,000,000 shares of Common Stock under the Plan (as amended and restated on March 15, 2010), and hereby incorporates by reference the contents of the prior Registration Statement except for Items 3 and 8, which are being updated by this Registration Statement.  Issuance of the additional 5,000,000 shares under the Plan is subject to stockholder approval.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

Molson Coors Brewing Company (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

1.               Our annual report on Form 10-K for the fiscal year ended December 26, 2009, filed with the Commission on February 19, 2010;

2.               All reports of the Registrant filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Securities Exchange Act”) since December 26, 2009;

3.               The Registrant’s Notice of Annual Meeting of Shareholders and Proxy Statement dated April 20, 2010, filed with the Commission on April 20, 2010, issued in connection with the annual meeting of shareholders on June 2, 2010;

4.               The description of the Common Stock of the Registrant contained in the Registrant’s Registration Statement on Form S-8 filed with the Commission on April 18, 2005 under the Securities Exchange Act, including any amendment thereto or report filed for the purpose of updating such description; and

5.               All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS.

The exhibits listed in the accompanying Index to Exhibits are filed as part of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on May 4, 2010.

MOLSON COORS BREWING COMPANY

By:	/s/ Samuel D. Walker
Samuel D. Walker
Global Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 4th day of May, 2010.

Name	Capacity

/s/ Peter Swinburn	Director, President and Chief Executive Officer
Peter Swinburn	(Principal Executive Officer)

/s/ Stewart Glendinning	Chief Financial Officer
Stewart Glendinning	(Principal Financial Officer)

/s/ Vice President and Controller	Vice President and Controller
William G. Waters	(Chief Accounting Officer)

*	Chairman
Peter H. Coors

*	Vice Chairman
Andrew T. Molson

*	Director
Francesco Bellini

*	Director
Rosalind G. Brewer

*	Director
John E. Cleghorn

*	Director
Melissa Coors Osborn

*	Director
Charles M. Herington

*	Director
Franklin W. Hobbs

*	Director
Geoffrey E. Molson

*	Director
Iain J.G. Napier

Director
David P. O’Brien

*	Director
H. Sanford Riley

*	By:	Samuel D. Walker
Attorney-in-Fact
	Date:	May 4, 2010

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1

Molson Coors Brewing Company Incentive Compensation Plan (filed as Appendix B to the Company’s Notice of Annual Meeting of Stockholders and Proxy Statement on Schedule 14A filed April 20, 2010 and incorporated herein by reference).

5.1	Opinion of Samuel D. Walker, Global Chief Legal Officer and Secretary.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of Samuel D. Walker (included in Exhibit 5.1).

24.1	Power of Attorney of certain officers and directors of the Company.